United States
Securities and Exchange Commission

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 30, 2005

Langer, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-12991	11-2239561
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification Number)

450 Commack Road, Deer Park, New York	11729-4510
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  631-667-1200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02                                             Termination of a Material Definitive Agreement.

On September 30, 2005, Langer, Inc. (the “Company”) exercised its right to terminate the employment of Steven M. Goldstein, its Executive Vice President.  The Company has not yet determined whether any compensation will be paid to Mr. Goldstein in connection with such termination.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: October 6, 2005	Langer, Inc.

	By:	/s/ Joseph P. Ciavarella
Joseph P. Ciavarella, Vice President and Chief Financial Officer